UNDERWRITING AGREEMENT



Decade Securities Corp.
250 Patrick Boulevard
Brookfield, WI  53045                         ____________ , 1997

RE:  Charthouse Suites Vacation Ownership, Inc. Offering of
     Charthouse Suites Vacation Interests

Ladies and Gentlemen:

     Charthouse Suites Vacation Ownership, Inc. (the "Company"), hereby confirms prior negotiations with Decade Securities Corp. regarding employment of the Company for the offering and sale to selected persons acceptable to the Company, upon the terms and subject to the conditions set forth herein and in the Prospectus, of up to 150 Charthouse Suites Vacation Interests (the "Interests").

     Decade Securities Corp. will hereinafter be called
"Underwriter" (whether or not Decade Securities Corp. engages other broker-dealer(s)).

     As used in this Agreement, the following terms shall have the following meanings:

     1.   Act -- The Securities Act of 1933, as amended.

     2. Affiliate -- (a) Any person directly or indirectly controlling, controlled by or under common control with another person; (b) any person owning or controlling 10% or more of the outstanding voting securities of such other person; (c) any officer, director or partner of such person, and (d) if such other person is an officer, director or partner, any enterprise for which such person acts in any such capacity.

     3.   Affiliate Sale -- The sale of Interests to employees of
Decade Companies or an Affiliate, which will be made net of the up to 7% sales commission.

     4. Blue Sky Application -- Any application, document, information or other paper, executed by the Company and filed in any State in order to register the Interests under the state's securities laws.

     5.   Commission -- The Securities and Exchange Commission.

     6.   Effective Date -- The date upon which the Registration
Statement is declared effective by the Commission.

     7. Interest -- The Charthouse Suites Vacation Interest, whether Class A, B, C, D, E or F, offered for sale by the Company.

     8. Holders -- All persons who purchase an Interest and who agree to be bound by the provisions of the Charthouse Suites
Vacation License Plan, and such other instruments as the Company may require, as well as any assignee thereof.

     9.   NASD -- The National Association of Securities Dealers,
Inc. in Washington, D.C.

     10. Company -- Charthouse Suites Vacation Ownership, Inc., a Florida corporation.

     11. Prospectus -- The prospectus included in the Registration Statement filed with the Commission, pursuant to which the Company will offer Interests to the public, as the same may be amended or supplemented from time to time.

     12. Registration Statement -- The registration statement filed with the Commission on Form S-11, including a form of preliminary Prospectus for registration of the Interests to be offered to the public under the Act, and any and all amendments thereto, including, without limitation, exhibits and financial statements when the Registration Statement becomes effective and, in the event of any amendments or supplements after the Effective Date, such Prospectus as so amended or supplemented.

     13. Sales Literature -- Any written, audio or audiovisual material prepared by the Company, the Underwriter or any Soliciting Dealer and approved by the NASD and the Florida Time Share Bureau for use in conjunction with the offer or sale of the Interests.

     14. Soliciting Dealers -- Broker/dealers that are members of the NASD and that entered into a Soliciting Dealer Agreement with Decade Securities Corp.

     15. Underwriter -- Decade Securities Corp., a licensed broker/dealer and member of the NASD, and the managing dealer in the distribution of Interests.

                                I
                 REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Underwriter that:

     1. The Company is duly organized and validly existing as a corporation under the laws of the State of Florida, and will have, at the time of the Registration Statement referred to herein is effective, the power and authority to conduct business as described in the Prospectus under the laws of the State of Florida.

     2. The Interests shall have the characteristics as set forth in the Registration Statement.

     3. There will be available for inspection by the Underwriter, upon your request at any reasonable time, copies of all material contracts to which the Company is a party.

     4. The Company has prepared and filed with the Commission a Registration Statement on Form S-11 (including a form of preliminary Prospectus) for registration of the Interests to be offered to the public under the Act, and it will so prepare and file amendments thereto (including amended forms of preliminary Prospectus). The Company will use its best efforts to cause the Registration Statement to become effective as soon as possible. A copy of such Registration Statement will be made available to the Underwriter.

     5. When the Registration Statement becomes effective, it and the accompanying Prospectus will comply in all material respects with the requirements of the Act and with the rules and regulations of the Commission promulgated thereunder; provided, however, the Company makes no representations or warranties as to information contained or omitted from the Registration Statement or the Prospectus, in reliance upon information furnished to the Company by the Underwriter specifically for inclusion therein.

     6. The Company's capitalization is as set forth in the Registration Statement and Prospectus. The offer and sale of the Interests has been duly and validly authorized by the Company, and the Interests will conform to the description thereof contained in the Prospectus.

     7. Except as contemplated in the Registration Statement and the Prospectus, since the respective dates as of which information is therein given (a) the Company has not incurred any liability or obligations, direct or contingent, and has not entered into any material transactions, not in the ordinary course business, (b) there has not been any material adverse change in its financial position, (c) the business and operations of the Company have not been materially interfered with by strike, fire, flood, accident or other calamity (whether or not insured), and (d) no material legal or governmental proceedings, domestic or foreign, affecting the Company or the transactions contemplated by this Agreement have been instituted or, to the knowledge of the Company, are threatened.

     8. The person or persons who have signed this Agreement on behalf of the Company are duly authorized to so sign, and this Agreement is a valid, legal and binding agreement of the Company enforceable in accordance with their respective terms.

     9.   The financial statements set forth in the Registration
Statement and the Prospectus fairly represent the financial position of the Company as of the date thereof, and since the dates of such financial statements, there has been no material adverse change in the financial position of the Company, except as contemplated in the Prospectus.

     10. The certified public accountants who certified the financial statements filed with the Commission as part of the Registration Statement and the financial statements incorporated in the Prospectus, and who, as experts, may certify or review other information of a financial or accounting nature contained in the Registration Statement and the Prospectus, are independent as required by the Act and the Rules and Regulations thereunder.

     11. Except as set forth in this Agreement, the Company shall not be required to pay any finder's or origination fees. The Company will indemnify and hold the Underwriter harmless from and against any and all other expenses, costs, losses, damages and liabilities to which the Underwriter becomes subject by reason of any claim for finder's, origination or other compensation for service with respect to the bringing about of this Agreement.

     12. There are no contracts or other documents required to be filed by the Act or the Rules and Regulations of the Commission thereunder as exhibits to the Registration Statement which have not been so filed, or which will not be so filed prior to the Effective Date.

     13. All of the foregoing representations, agreements and warranties shall survive delivery of the payment for all of the Interests covered by this Agreement.

     The Underwriter hereby represents and warrants to the Company that:

     1. No subscription agreement will be taken without the prior delivery of a copy of the preliminary Prospectus, and no accepted subscription agreement, as confirmation of sale, will be returned to any person confirming his or her purchase unless a copy of the Prospectus has been delivered to any person who is expected to receive such accepted subscription agreement as confirmation of the sale, at least 48 hours prior to mailing the accepted subscription agreement.

     2. It has delivered and will deliver a copy of the latest preliminary Prospectus on file with the Commission to the address given in the written request of any person for a preliminary Prospectus between the filing date and a reasonable time prior to the Effective Date of the Registration Statement to which such Prospectus relates, except that the furnishing of Prospectuses in any State where such furnishing would be unlawful under the laws of such State shall not be required.

     3. During the period between the Effective Date of the Registration Statement and the later of either the termination of the distribution of the securities or the expiration of the 90-day period under Section 4(3) of the Act, the Underwriter shall mail a copy of the Prospectus to the address given in the written request of any person for a copy of the Prospectus relating to the Interests, except that the furnishing of Prospectuses in any State where such furnishing would be unlawful under the laws of such State shall not be required.

     4. It has made and will make available: (a) a copy of the preliminary Prospectus relating to the Interests to each of its associated persons who was expected, prior to the Effective Date, to solicit customers' orders for such Interests before the making of any such solicitation by such associated persons, and (b) a copy of any amended preliminary Prospectus to each such associated person promptly after the filing thereof.

     5. It will make available a copy of the Prospectus relating to the Interests to each of its associated persons who is expected, after the Effective Date, to solicit customers' orders for such securities prior to the making of any such solicitation by such associated persons.

     6. It will assure that all Soliciting Dealers are promptly furnished with sufficient copies, as requested by them, of each preliminary Prospectus, each amended preliminary Prospectus and the Prospectus to enable them to comply with paragraphs (b), (c), (d) and (e) of Rule 15c2-8 of the Securities Exchange Act of 1934.

     7. It will assure that Soliciting Dealers are furnished reasonable quantities of the Prospectus relating to the Interests, as requested by such Soliciting Dealers, in order to enable such Soliciting Dealers to comply with the Prospectus delivery requirement of Section 5(b)(1) and (2) of the Securities Act of 1933.

     8. It has reasonable grounds to believe, and does believe, based upon the information made available to it by the Company through the Registration Statement and other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the offering of Interests.

          (a) The Underwriter represents that in determining the adequacy of the disclosed facts, it has obtained information on material facts relating, at a minimum, to the following:

               (i) items of compensation to the Company and Affiliates and to entities not affiliated with the Company;

               (ii) the physical property of the Chart House Suites hotel and the description thereof;

               (iii)     tax aspects of the offering;

               (iv) the financial stability and experience of the Company; and

               (v) risk factors associated with the Interests, including potential conflicts of interest.

     9. The Underwriter represents and warrants that it shall not be required to pay any finder's or origination fees. The Underwriter will indemnify and hold the Company harmless from and against any and all other expenses, costs, losses, damages and liabilities to which the Company may become subject by reason of any claim for finder's, origination or other compensation for service with respect to the bringing about of this Agreement.

     10. All of the foregoing representations, agreements and warranties shall survive delivery of the payment for all of the Interests covered by this Agreement.

                               II
                  EMPLOYMENT OF THE UNDERWRITER

     Upon the foregoing representation, agreements and warranties and subject to the terms and conditions of this Agreement:

     1. (a) The Company hereby employs the Underwriter as its agent to effect sales of up to 150 Interests as set forth in the Prospectus. The Underwriter agrees to use its best efforts as agent to sell all of the Interests subject to the terms, provisions and conditions of the Agreement, during the period commencing with the receipt of the written notice of the Effective Date of the Registration Statement and ending: (i) on the second anniversary of the Effective Date; (ii) upon sale of all of the Interests; or
(iii) at such earlier date as the Company shall designate by notice to you in writing, unless the parties agree to extend such period of time.

     2. The Interests shall be offered to the public at the price set forth in the Prospectus.

     3. Each person desiring to purchase an Interest will be required to complete and execute a subscription agreement and a signature page, and to return them together with a check payable to the order of "Charthouse Suites Vacation Ownership, Inc." or the escrow agent, in the amount of the purchase price of such Interests and any other documents that may be required or advisable under state securities laws or by the Company. The Underwriter, or such Soliciting Dealer, shall ascertain that each subscription agreement and each signature page sent in by a prospective purchaser of Interests have been completed and executed by such prospective purchaser and that each check has been written as stated above and shall then forward such subscription agreement, such signature page and such check to the Company's escrow agent at the aforementioned address. In the event a subscriber's check is made payable other than as specified above, Underwriter shall immediately return the same to the subscriber. The Underwriter shall make provisions for its own receipt of any and all checks delivered to a Soliciting Dealer by the end of the next business day following Soliciting Dealer's receipt thereof.

     Within 48 hours after receipt of the subscription documents by the Company:

          (a) the Company will either accept or reject the proposed purchaser as a Holder, it being understood that the Company reserves the right to reject the tender of any signature page and to reject all tenders; and

          (b) such investor's check will either be deposited by the Company into the escrow account or returned to the Holder, in the event of acceptance or rejection, respectively. Should the Company determine to accept the tender of the signature page, the Company will promptly advise the Underwriter of such action. If the Company rejects the tender of the signature page, it will promptly notify the Underwriter in writing of the determination.

     Nothing contained in the foregoing paragraph shall be construed to impose upon the Company the responsibility of assuring that prospective Holder meets the suitability standards contained in the Prospectus or to relieve you or any Soliciting Dealer of the responsibility of complying with Conduct Rules of the NASD. In recommending an investment in the Company, the Underwriter (or, if applicable, Soliciting Dealer) shall:

          (a) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Underwriter that:

               (i) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including use of the Chart House Suites hotel;

               (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

               (iii) the program is otherwise suitable for the participant.

     Prior to executing a purchase transaction in this Offering, the Underwriter (or, if applicable, Soliciting Dealer) shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the program during the term of the Company. The Underwriter (or, if applicable, Soliciting Dealer) shall further maintain in its files documents disclosing the basis upon which the determination of suitability was reached as to each participant.

     Notwithstanding the foregoing provisions, Underwriter (or, if applicable, Soliciting Dealer) shall not execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

     4. The total payments made to all dealers, including the Underwriter and Soliciting Dealers in connection with the offering, will not exceed 7% of the gross issue price of the offering, or up to 10%, including other expense reimbursement in connection with due diligence activities, plus any special sales incentives as may be agreed upon by the parties in writing.

     5. The Underwriter shall have the right to associate with such other underwriters or broker-dealers as it may determine, who shall be members of the NASD (the "Soliciting Dealers"). Such Soliciting Dealers shall become parties hereto by executing a Soliciting Dealer Agreement, in which event, the term "Underwriter" shall be construed as Decade Securities Corp., and such Soliciting Dealers, and in such event Decade Securities Corp. shall be the Managing Dealer.

     6. This Agreement and the Company's obligations hereunder may be canceled upon 60 days' written notice, without liability on the part of the Company. Notice of such cancellation shall be given to the Underwriter at its principal place of business.

                               III
                FURTHER AGREEMENTS OF THE COMPANY

     The Company agrees, at its expense and without expense to the Underwriter, as follows:

     1. To make available, and to continue to make available, and supply such financial statements and other information to and as may be required by the Commission or the proper public bodies in the states in which the Interests may be registered for sale.

     2. As soon as the Company is informed thereof, to orally advise the Underwriter as follows:

          (a)  when the Registration Statement becomes effective;

          (b) when any post-effective amendment to the Registration Statement becomes effective;

          (c) of any request of the Commission for amendments to the Registration Statement or related Prospectus or for additional information;

          (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose; and

          (e) of any material adverse change in its financial position or operating condition and of any development materially affecting the Company or rendering untrue or misleading any material statement in the Registration Statement or Prospectus.

     3. To make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is entered at any time, the Company shall use its best efforts to obtain withdrawal of the same at the earliest possible moment.

     4. To make available to the Underwriter (a) prior to the Effective Date, copies of such preliminary Prospectus filed with the Commission bearing in red ink the statement required by the rules of the commission, (b) on and from time to time after the Effective Date, copies of the Prospectus and, if applicable, of any amended or supplemented Prospectus; and (c) as soon as they are available and from time to time thereafter, copies of each Prospectus prepared for the purpose of permitting compliance with
Section 10 of the Act and, if applicable, of any amended or supplemented Prospectus; and the number of copies to be delivered in each such case will be such as the Underwriter may reasonably request.

     5. To make available for your inspection, one executed copy of the Registration Statement, including all exhibits and amendments thereto.

     6. For the period after the Effective Date during which the Prospectus is required by law to be used, if any change shall have occurred as a result of which the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, forthwith to prepare and make available to the Underwriter supplements or an amended Prospectus correcting the untrue statements or supplying the omission.

     7. In the event that revisions of the Prospectus, pursuant to the provisions of Section 10 of the Act, shall become necessary to the Prospectus, to file copies thereof with the Commission, and to make available copies of the amended, supplemented or revised Prospectus to the Underwriter.

     8. To use its best efforts in causing the Interests covered by this Agreement to be registered for sale on terms consistent with those stated in the effective Registration Statement under the so-called Blue Sky Laws in such states as may be agreed upon.

     9. If applicable, to issue to its Holders financial statements prepared by an independent certified public accountant and to make the same available to the Underwriter at least annually.

                               IV
                      INDEMNITY PROVISIONS

     1. The Company agrees to indemnify, defend and hold each Underwriter (including, specifically, such Underwriter added as provided in Article II hereof), and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act, free and harmless from and against any losses, claims, damages, liabilities or expenses (including reasonable legal or other expenses incurred by each such Underwriter and controlling person in connection with defending any such claims or liabilities, whether or not resulting in any liability to such Underwriter or to any controlling person), to which such Underwriter or controlling person may become subject under the Act or otherwise insofar as such losses, claims, damages, liabilities, expenses or actions in respect thereof arise out of or are based upon (a) any untrue statement or alleged untrue statement of material fact contained in
(i) the Registration Statement or any post-effective amendment thereof (or supplement to the Prospectus), (ii) any Sales Literature, or (iii) any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereof or in any Sales Literature or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statements or alleged untrue statements of a material fact contained in any preliminary Prospectus, if used prior to the Effective Date, or in the Prospectus (if applicable, as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and Soliciting Dealer and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter, Soliciting Dealer or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter or any Soliciting Dealer specifically for use with reference to such Underwriter or such Soliciting Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary Prospectus (or the Prospectus) but eliminated or remedied in the Prospectus (or in any amendment thereof or supplement thereto), such indemnity agreement shall not inure to the benefit of any Underwriter or any Soliciting Dealer from whom the person asserting any loss, liability, claim or damage purchased the Interest which is the subject thereof (or to the benefit of any person who controls such Underwriter or such Soliciting Dealer), if a copy of the Prospectus (or of the Prospectus as so amended or supplemented) was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     2. The foregoing indemnity of the Company in favor of the Underwriter shall not be deemed to protect the Underwriter against any liability to the Company or its Holders to which the Underwriter would, otherwise, be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

     3. The Underwriter agrees to give the Company an opportunity to participate in the defense, or preparation of the defense, of any action brought against any such Underwriter or controlling person of such Underwriter to enforce any such claim or liability, and the Company shall have the right so to participate. The agreement is the Company, under the foregoing indemnity, is expressly conditioned upon notice of any such action having been sent by such Underwriter or controlling person, as the case may be, to the Company, by letter (addressed to the principal place of business of the Company), promptly after the commencement of such action against such Underwriter or controlling person, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to such Underwriter. Failure to notify the Company within a reasonable time of any such action shall relieve the Company of its respective liabilities under the foregoing indemnity, but failure to notify the Company as herein provided shall not relieve it from any liability, which it may have to any Underwriter or controlling person other than on account of the indemnity agreement contained in this Section.

     4. The Underwriter and, if applicable, Soliciting Dealer jointly and severally likewise agree to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company becomes subject under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any post-effective amendment thereof, or (ii) any Blue Sky Application, or amendments thereto; or (b) the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading resulting from the use of information furnished to the Company by the Underwriter for use in the preparation of the Registration Statement or in any amendment or amendments to the Registration Statement or in any Blue Sky Application; or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, if used prior to the Effective Date or in the Prospectus (as amended, or as supplemented, if the Company shall have filed any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Soliciting Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto; and will reimburse any legal or other expense reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter or such Soliciting Dealer may otherwise have.

     5. The Company agrees to give each Underwriter an opportunity to participate in the defense or preparation of the defense of any action brought against the Company or such persons to enforce any such claim or liability, and such Underwriter shall have the right so to participate. The agreement of such Underwriter under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Company to such Underwriter (by letter or by telegram addressed as in this Agreement hereinafter provided for), promptly after the commencement of such action against the Company, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Company. Failure to notify such Underwriter of any action shall relieve such Underwriter of its liability under the foregoing indemnity, but failure to notify such Underwriter as herein provided shall not relieve such Underwriter from any liability, which such Underwriter may have to the Company or the Holders otherwise than on account of the indemnity agreement contained in this Article.

     6. The provisions of this Article shall not, in any way, prejudice any right or rights which any Underwriter may have against the Company or the Company may have against any Underwriter under any statute other than the Act, at common law or otherwise.

                                V
                       PAYMENT OF EXPENSES

     The Company agrees, at its own expense and without expense to the Underwriter, to pay all costs and expenses incident to this Agreement, including, but without limitation, all expenses in connection with the preparation, printing and filing of the Registration Statement or any post-effective amendment thereof, together with all exhibits; to pay all filing fees and costs, charges or disbursements connected with the issue and delivery of the Interests covered by this Agreement; and to pay all reasonable expenses incurred in connection with the registration of the Interests under the securities or Blue Sky Laws of the states agreed upon.

                               VI
                         PUBLIC OFFERING

     The Underwriter agrees to make a public offering of the Interests covered by this Agreement as soon after the Effective Date as is advisable in accordance with and as set forth in the Registration Statement. If applicable, such public offering will be made through Soliciting Dealers as described herein.

                               VII
             CONDITIONS PRECEDENT TO THE OBLIGATIONS
                       OF THE UNDERWRITER

     It is understood that the obligations of the Underwriter hereunder shall be conditioned upon:

     1. The approval of counsel for the Underwriter of: the form and content of the Registration Statement; the organization and present legal status of the Company; and the legality and validity of the authorization and sale of Interests to be offered hereunder, which approval shall not be unreasonably withheld.

     2. The performance by the Company of all the obligations on its part to be performed hereunder, and the truth, completeness and accuracy of all statements and representations contained herein or any financial statements furnished hereunder.

     3. The fact that no substantial claims shall be made or legal action for substantial amounts be instituted or reasonable basis therefor be discovered against the Company.

     4. The fact that the Registration Statement shall become effective on such later date as may be agreed upon, and that no amendment to the Registration Statement shall have been filed to which the Underwriter shall have reasonably objected after having received reasonable notice; and that no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been threatened or instituted.

                              VIII
                          MISCELLANEOUS

     This Agreement shall inure to the benefit of, and be binding upon, the Underwriter (including, specifically, such Underwriter as may be added as provided in Article II hereof), the Company and its successors, and the term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Interests. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained this Agreement and all conditions and provisions hereof being intended to be, and being, for the sole exclusive benefit of such person and for the benefit of no other persons, except that the warranties, indemnities and agreements of the Company contained herein shall also be for the benefit of any persons, if any, who control any Underwriter within the meaning of
Section 15 of the Act, and except that the indemnification by the Underwriter shall be for the benefit of the Company and such persons as shall have signed the Registration Statement.

                               IX
                           TERMINATION

     Any termination of this Agreement, pursuant to this Article, shall be without liability of the Company to Underwriter or the Soliciting Dealers, except as otherwise provided herein, and without liability on the Underwriter's part or the part of the Soliciting Dealers to the Company.

     Any notice referred to above may be given at the Company's principal place of business in writing, orally or by telephone, and if orally or by telephone, shall be immediately confirmed in writing.

                                X
                             NOTICE

     Any notice required or permitted to be given hereunder may be given orally or in writing by depositing the same in the United
States Mail postage prepaid, addressed as follows:

          To the Underwriter:      Decade Securities Corp.
                                   250 Patrick Boulevard
                                   Brookfield, Wisconsin  53045

          To the Company:          Charthouse Suites Vacation
                                   Ownership, Inc.
                                   250 Patrick Boulevard
                                   Brookfield, Wisconsin  53045

          With a copy to:          Conrad G. Goodkind, Esq.
                                   Quarles & Brady
                                   411 East Wisconsin Avenue
                                   Milwaukee, Wisconsin  53202-4497

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided for such purpose. This letter, upon its acceptance, will set forth the entire agreement between us and no representations, warranties, understandings or agreements not herein specifically set forth shall be implied therefrom.

                                Very truly yours,

                                Charthouse Suites Vacation
                                Ownership, Inc.

                                By: _____________________________
                                    Jeffrey Keierleber,
                                    President


The foregoing agreement is hereby confirmed and accepted as of the date first above written.

                                DECADE SECURITIES CORP.


                                By: _____________________________
                                    President